NEWS RELEASE

FOR MORE INFORMATION CONTACT:	Hal Brown	Michael A. Reynolds
	CEO	Executive Vice President/CFO
	541 686-8685	541 686-8685

http://www.therightbank.com
E-mail: banking@therightbank.com

FOR IMMEDIATE RELEASE

PACIFIC CONTINENTAL REPORTS FIRST QUARTER 2009 RESULTS
Continued Profitability, Record Growth in Core Deposits,
Stable Net Interest Margin and Increased Provision for Loan Losses Characterize the Quarter

EUGENE, Ore., April 15, 2009 ---Pacific Continental Corporation (NASDAQ: PCBK), the bank holding company for Pacific Continental Bank, today reported financial results for the first quarter 2009.

Net income for the first quarter 2009 was $2.9 million compared to net income of $3.1 million reported for the first quarter 2008.  Earnings per diluted share were $0.23 in the current quarter, down $0.03 per diluted share from the $0.26 reported for the same quarter last year.  Operating revenue, which consists of net interest income plus noninterest income, was $14.2 million during the first quarter 2009, up $1.5 million or 12.2% over first quarter 2008. Contributing to the improvement in operating revenue was a stable net interest margin and solid growth in average earning assets.  Annualized return on average assets, return on average equity, and return on average tangible equity for the first quarter 2009 were 1.09%, 9.47%, and 11.57%, respectively, compared to 1.28%, 11.21%, and 14.18% for the first quarter last year.

On January 7, 2009, the Company successfully closed a private equity placement raising approximately $9.6 million in capital through the issuance of 750 thousand shares of common stock.  The additional shares issued during the quarter accounted for a $0.01 decline in per share earnings. As a result of the capital raised and the earnings retained during the first quarter 2009, the Company’s capital ratios improved further strengthening its already “well capitalized” position.  At March 31, 2009, the Bank’s risk-weighted capital ratio was 12.24% compared to 11.11% and 10.80% at December 31, 2008 and March 31, 2008, respectively.

For the first quarter 2009, the Bank experienced record quarterly growth in its core deposit base.  Outstanding core deposits at March 31, 2009 were $667.5 million, up $51.7 million or 8.4% from December 31, 2008.  First quarter 2009, core deposits averaged $643.9 million, an increase of $25 million over fourth quarter 2008 average core deposits.  Average earning assets in first quarter 2009 were up 14.2% over first quarter 2008 average earning asset levels.  However, during the first quarter 2009, loan growth abated significantly from prior periods as outstanding loans grew just $8.3 million, or 0.9%, over December 31, 2008.

“These are extremely difficult economic times and our results, although very good on a relative basis, do not meet our long-term aspirations.  Nevertheless the very strong growth in core deposits demonstrates the future strength of our franchise and validates our business model,” said Hal Brown, chief executive officer. “While I attribute this growth to the efforts of our employees staying in close contact with their clients, I also believe our financial performance and strength of our balance sheet and capital are key factors in the development of many new deposit relationships for the bank”, added Brown.

These positive earnings results were achieved while increasing the provision for loan losses and maintaining unallocated reserves above 10% of total loan loss reserves, which management deemed prudent in light of current economic conditions.  For the first quarter 2009, the Bank provided $1.5 million to the allowance for loan losses, an increase of $450 thousand over the provision for fourth quarter 2008, and up $925 thousand from the first quarter 2008 provision.  During the first quarter 2009, the Bank had net loan charge offs totaling approximately $1.3 million, compared to net loan charge offs of $742 thousand for fourth quarter 2008 and $105 thousand for first quarter 2008.

Nonperforming assets at March 31, 2009 increased $8.5 million from December 31, 2008 to $16.2 million and, as suggested in the previous conference call, now represent 1.45% of period-end assets compared to 0.71% at December 31, 2008.  The increase in nonperforming assets was primarily attributable to the addition of approximately $7.8 million in single-family residential construction and lot development loans to three builders in the Portland and Seattle markets discussed by management in its last conference call.  Nonperforming assets at March 31, 2009 consist of $12.6 million of loans on nonaccrual status, net of government guarantees, and $3.6 million in other real estate owned.  The other real estate owned consists primarily of completed consumer residential construction properties and individual residential building lots.

“In line with our cautionary comments described in our fourth quarter and year-end conference call, our total nonperforming assets increased during the first quarter 2009.  While we are continuing discussions with the three borrowers added to nonaccrual status during the quarter, we have determined an appropriate level of impairment on these loans based upon current appraisals and set aside specific reserves that are included in our ending allowance for loan losses,” stated Casey Hogan, executive vice president and chief credit officer.

The first quarter 2009 net interest margin was 5.23%, the same as reported for first quarter 2008.  On a linked-quarter basis, and in line with comments from the Company’s fourth quarter and year-end conference call, the first quarter 2009 net interest margin was down 5 basis points from the prior quarter.  The relatively stable margin in the first quarter was primarily due to interest rate floors on variable rate loans, which maintained asset yields, combined with historically low wholesale funding costs.

Noninterest expense for the first quarter 2009, again in line with comments from the Company’s fourth quarter and year-end conference call, increased on a linked-quarter basis.  Noninterest expense in first quarter 2009 was $8.1 million, an increase of $615 thousand or 8.3% over fourth quarter 2008 expenses.  The increase in linked quarter expenses was primarily due to increased FDIC assessments and lower loan origination costs.  FDIC assessments increased approximately $200 thousand in first quarter 2009 over the prior quarter as premiums were increased by 140%.  Loan origination costs, which are a direct offset to salary expense, declined by $415 thousand, resulting in higher personnel costs, and are reflective of much lower loan demand due to the current economic conditions.

First Quarter 2009 Highlights:
•	Record quarterly core deposit growth of more than $50 million.
•	Successfully raised $9.6 million in new capital through a private equity placement.
•	Continued to achieve a strong and stable net interest margin of 5.23%.
•	Continued payment of the $0.10 per share quarterly dividend.
•
Recognized for the 9th consecutive year by Oregon Business Magazine as one of the Best 100 Companies to Work For in Oregon and rated as the highest-ranking financial institution in the large company category.

•	Determined not to participate in the U.S. Treasury’s Capital Purchase Program after receiving preliminary approval to participate from regulators.

Conference Call and Audio Webcast:
Pacific Continental Corporation will conduct a live conference call and audio Webcast for interested parties relating to its results for the first quarter 2009, on Thursday, April 16th at 2:00 p.m. Eastern Time / 11:00 a.m. Pacific Time. To listen to the conference call, interested parties should call (866) 292-1418 and provide the pass code: “Pacific Continental first quarter earnings.” The Webcast will be available via the Internet at Pacific Continental’s Website (http://www.therightbank.com/). To listen to the live audio Webcast, click on the Webcast presentation link on the Company’s home page a few minutes before the presentation is scheduled to begin.

An audio Webcast replay will be available within twenty-four hours following the live Webcast and archived for one year on the Pacific Continental Website. Any questions regarding the conference call presentation or Webcast should be directed to Maecey Castle, director of corporate communications, at (541) 686-8685.

About Pacific Continental Bank
Pacific Continental Bank, the operating subsidiary of Pacific Continental Corporation, delivers highly personalized services through fourteen banking offices in Oregon and Washington. Pacific Continental, with $1.1 billion in assets, has established one of the most unique and attractive metropolitan branch networks in the Pacific Northwest with offices in three of the region's largest markets including Seattle, Portland, and Eugene. Pacific Continental targets the banking needs of community-based businesses, professional service providers and nonprofit organizations; additionally the bank provides private banking services. Pacific Continental has rewarded its shareholders with consecutive cash dividends for twenty-five years.

Since its founding in 1972 Pacific Continental Bank has been honored with numerous awards from business and community organizations: in February 2009, Oregon Business magazine recognized Pacific Continental as the top ranked financial institution to work for in the publication’s large company category, marking the ninth consecutive year Pacific Continental has been recognized as one of the Top 100 Companies to Work for In Oregon; in December 2008, for the second consecutive year, The Portland Business Journal recognized Pacific Continental Bank as One of the Ten Most Admired Companies in Oregon; and in June 2008, for the seventh consecutive year, The Seattle Times named Pacific Continental to its  “Northwest 100” ranking of top publicly rated companies in the Pacific Northwest.

Pacific Continental Corporation's shares are listed on the NASDAQ Global Select Market under the symbol "PCBK” and are a component of the Russell 2000 Index. Supplementary information about Pacific Continental can be found online at www.therightbank.com.

Forward-Looking Statement Safe Harbor
This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA").  Such forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those projected, including but not limited to the following: the high concentration of loans of the company's banking subsidiary in commercial and residential real estate lending; adverse economic trends in the United States and the markets we serve affecting the Bank’s borrower base; a continued decline in the housing and real estate market; a continued increase in unemployment or sustained high levels of unemployment; continued erosion or sustained low levels of consumer confidence; changes in the regulatory environment and increases in associated costs, particularly ongoing compliance expenses and resource allocation needs; vendor quality and efficiency; the company's ability to control risks associated with rapidly changing technology both from an internal perspective as well as for external providers; increased competition among financial institutions; fluctuating interest rate environments; a tightening of available credit, and similar matters. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. Pacific Continental Corporation undertakes no obligation to publicly revise or update the forward-looking statements to reflect events or circumstances that arise after the date of this release. This statement is included for the express purpose of invoking PSLRA's safe harbor provisions.

###

PACIFIC CONTINENTAL CORPORATION
CONSOLIDATED INCOME STATEMENTS
Amounts in $ 000's, Except for Per Share Data
(Unaudited)

	Three months ended March 31,
	2009	2008
Interest and dividend income
Loans	$15,321	$15,701
Securities	937	732
Dividends on Federal Home Loan Bank stock	-	63
Federal funds sold & Interest-bearing deposits with banks	1	10
	16,259	16,506

Interest expense
Deposits	2,291	2,964
Federal Home Loan Bank & Federal Reserve borrowings	667	1,575
Junior subordinated debentures	125	121
Federal funds purchased	25	230
	3,108	4,890

Net interest income	13,151	11,616

Provision for loan losses	1,500	575
Net interest income after provision for loan losses	11,651	11,041

Noninterest income
Service charges on deposit accounts	466	394
Other fee income, principally bankcard	392	428
Loan servicing fees	18	26
Mortgage banking income	92	93
Other noninterest income	53	76
	1,021	1,017

Noninterest expense
Salaries and employee benefits	4,871	4,351
Premises and equipment	997	1,003
Bankcard processing	117	135
Business development	488	324
FDIC Insurance Assessment	267	127
Other noninterest expense	1,310	1,227
	8,050	7,167

Income before provision for income taxes	4,622	4,891
Provision for income taxes	1,675	1,812

Net income	$2,947	$3,079

Earnings per share
Basic	$0.23	$0.26
Diluted	$0.23	$0.26

Weighted average shares outstanding
Basic	12,812	11,940

Common stock equivalents
attributable to stock-based awards	45	66
Diluted	12,857	12,006

PERFORMANCE RATIOS
Return on average assets	1.09%	1.28%
Return on average equity (book)	9.47%	11.21%
Return on average equity (tangible) (1)	11.57%	14.18%
Net interest margin	5.23%	5.23%
Efficiency ratio (2)	56.80%	56.73%

PACIFIC CONTINENTAL CORPORATION
CONSOLIDATED BALANCE SHEETS
Amounts in $  000’s
(Unaudited)

	March 31,	March 31,
	2009	2008
ASSETS
Cash and due from banks	$19,573	$22,438
Federal funds sold	260	699
Interest-bearing deposits with banks	214	212
Total cash and cash equivalents	20,047	23,349

Securities available-for-sale	73,272	56,617
Loans held for sale	352	412
Loans, less allowance for loan losses	953,438	855,670
Interest receivable	4,219	3,972
Federal Home Loan Bank stock	10,652	8,284
Property, net of accumulated depreciation	20,582	20,957
Goodwill and other intangible assets	22,848	23,071
Other real estate owned	3,618	946
Other assets	7,509	3,857

Total assets	$1,116,537	$997,135

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
Noninterest-bearing demand	$177,176	$177,151
Savings and interest-bearing checking	426,065	391,596
Time $100,000 and over	50,544	48,822
Other time	80,062	22,749
Total deposits	733,847	640,318

Federal funds purchased	25,000	50,000
Federal Home Loan Bank and Federal Reserve borrowings	216,080	185,000
Junior subordinated debentures	8,248	8,248
Accrued interest and other payables	5,153	3,895
Total liabilities	988,328	887,461

Stockholders' equity
Common stock, 25,000 shares authorized	90,195	78,162
Retained earnings	39,425	31,506
Accumulated other comprehensive loss	(1,411)	6
	128,209	109,674

Total liabilities and stockholders’ equity	$1,116,537	$997,135

CAPITAL RATIOS
Total capital (to risk weighted assets)	12.24%	10.80%
Tier I capital (to risk weighted assets)	11.13%	9.83%
Tier I capital (to leverage assets)	10.65%	10.00%

OTHER FINANCIAL DATA
Shares outstanding at end of period	12,867	11,953
Stockholder's equity (tangible) (1)	$105,361	$86,603
Book value	$9.96	$9.18
Tangible book value	$8.19	$7.25

PACIFIC CONTINENTAL CORPORATION
SELECTED OTHER FINANCIAL INFORMATION AND RATIOS
Amounts in $  000’s
(Unaudited)

	Quarters Ended
	March 31,	March 31,
	2009	2008
LOANS BY TYPE (net of fees)
Real estate secured loans:
Multifamily residential	$66,562	$43,536
Residential 1-4 family	79,517	57,770
Residential 1-4 family construction	65,926	93,408
Other construction	155,874	147,858
Commercial real estate	348,488	310,876
Other	5,136	5,011
Total real estate loans	721,503	658,459
Commercial loans	229,424	196,534
Consumer loans	7,594	8,002
Other loans	6,115	1,820
Total Loans	$964,636	$864,815

ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$10,980	$8,675
Provision for loan losses	1,500	575
Loan charge offs	(1,320)	(120)
Loan recoveries	38	15
Net (charge offs) recoveries	(1,282)	(105)
Balance at end of period	$11,198	$9,145

NONPERFORMING ASSETS
Non-accrual loans	$12,828	$5,647
90-day past due loans	-	-
Gross nonperforming loans	12,828	5,647

Government guarantees on non-accrual and 90-day
past due loans	(255)	(596)
Nonperforming loans, net of government guarantees	12,573	5,051

Other real estate owned	3,618	946
Nonperforming assets, net of government guarantees	$16,191	$5,997

LOAN QUALITY RATIOS
Allowance for loan losses as a percentage of total loans
outstanding, net of loans held for sale	1.16%	1.06%
Allowance for loan losses as a percentage of total
nonperforming loans, net of government guarantees	89.06%	181.05%
Net loan charge offs (recoveries) as a percentage of
average loans, annualized	0.54%	0.05%
Nonperforming loans as a percentage of total loans	1.33%	0.65%
Nonperforming assets as a percentage of total assets	1.45%	0.60%

PACIFIC CONTINENTAL CORPORATION
SELECTED OTHER FINANCIAL INFORMATION AND RATIOS (Continued)
Amounts in $  000’s
(Unaudited)

	Quarters Ended
	March 31,	March 31,
	2009	2008
BALANCE SHEET AVERAGES
Loans	$961,422	$837,358
Allowance for loan losses	(11,112)	(8,860)
Loans, net of allowance	950,310	828,498
Securities and short-term deposits	70,304	65,203
Earning assets	1,020,614	893,701
Non-interest-earning assets	75,516	70,158
Assets	$1,096,130	$963,859

Interest-bearing core deposits (3)	$478,583	$445,994
Non-interest-bearing core deposits (3)	165,317	167,292
Core deposits (3)	643,900	613,286
Non-core interest-bearing deposits	91,371	38,251
Deposits	735,271	651,537
Borrowings	230,003	197,351
Other non-interest-bearing liabilities	4,644	4,545
Liabilities	969,918	853,433
Stockholders' equity (book)	126,212	110,426
Liabilities and equity	$1,096,130	$963,859

Stockholders' equity (tangible) (1)	$103,333	$87,324

SELECTED MARKET DATA
Eugene market loans, net of fees	$244,228	$216,014
Portland market loans, net of fees	439,498	403,814
Seattle market loans, net of fees	280,910	244,987
Total loans, net of fees	$964,636	$864,815

Eugene market core deposits (3)	$440,184	$396,432
Portland market core deposits (3)	127,808	114,754
Seattle market core deposits (3)	99,492	92,702
Total core deposits (3)	667,484	603,888
Other deposits	66,364	36,430
Total	$733,848	$640,318

Eugene market core deposits, average (3)	$425,541	$409,825
Portland market core deposits, average (3)	113,711	111,683
Seattle market core deposits, average (3)	104,648	91,778
Total core deposits, average (3)	643,900	613,286
Other deposits, average	91,371	38,251
Total	$735,271	$651,537

NET INTEREST MARGIN RECONCILIATION
Yield on average loans	6.54%	7.62%
Yield on average securities	5.41%	4.97%
Yield on average earning assets	6.46%	7.43%

Rate on average interest-bearing core deposits	1.54%	2.28%
Rate on average interest-bearing non-core deposits	2.12%	4.63%
Rate on average interest-bearing deposits	1.63%	2.46%

Rate on average borrowings	1.44%	3.93%
Cost of interest-bearing funds	1.58%	2.89%

Interest rate spread	4.88%	4.54%

Net interest margin	5.23%	5.23%

(1) Tangible equity excludes goodwill and core deposit intangible related to acquisitions.
(2) Efficiency ratio is noninterest expense divided by operating revenues. Operating revenues are net interest income plus noninterest income.
(3) Core deposits include all demand, savings, & interest checking accounts, plus all local time deposits including local time deposits in excess of $100,000.